Exhibit 10.3.3

Joinder Agreement for Stock Purchase Agreement

entered into in connection with the Series A Convertible Preferred Stock Offering

JELD-WEN Holding, inc. shareholders date and sign below.

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement (this “Joinder Agreement”) pursuant to Section 6.3 of that certain Stock Purchase Agreement, dated as of August 30, 2012, by and among Onex Partners III LP, a Delaware limited partnership (“Onex”), and such Affiliates of Onex as may, from time to time, become parties to the Stock Purchase Agreement by executing and delivering a joinder to the Stock Purchase Agreement (collectively with Onex, the “Onex Investors”), JELD-WEN Holding, inc., an Oregon corporation (the “Company”), and such other parties as may, from time to time, become parties thereto in accordance with the terms thereof by executing and delivering a joinder to the Stock Purchase Agreement (collectively with the Onex Investors, the “Investors”) (the “Stock Purchase Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Stock Purchase Agreement.

By executing and delivering this Joinder Agreement, the undersigned hereby agrees to be bound as an Investor under the Stock Purchase Agreement in accordance with and as provided in Section 6.3 thereof, including to make all representations and warranties of the Investors thereunder, effective as of the date hereof.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the    day of             , 2012.

(Signature)

(Printed Name)

SCHEDULE OF PARTIES TO EXHIBIT 10.3.3

Name

Lisa Bode

Randy Cox

The Jewel W. Kintzinger Rev Trust

Douglas Kintzinger

Richard Lee

Jean-Jacques Nayral

Marc Ouellet

Roald Pederson

Daniel Prince